As filed with the Securities and Exchange Commission on April 13, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZIPCAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7514	04-3499525
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

25 First Street, 4th Floor

Cambridge, MA 02141

(617) 995-4231

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Scott W. Griffith

Chief Executive Officer

25 First Street, 4th Floor

Cambridge, MA 02141

(617) 995-4231

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

John H. Chory, Esq. Susan L. Mazur, Esq. Latham & Watkins LLP John Hancock Tower 200 Clarendon Street Boston, Massachusetts 02116 (617) 498-6000	Keith F. Higgins, Esq. Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, Massachusetts 02199 (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑ 333-167220

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $0.001 par value per share	1,553,393 shares	$18.00	$27,961,074	$3,247

(1)	Includes 202,617 shares which the Underwriters have the option to purchase from the Company.
(2)	Based on the public offering price of $18.00 per share.
(3)	Estimated in accordance with Rule 457(a) of the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Zipcar, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-167220), which was declared effective by the Securities and Exchange Commission on April 8, 2011, are incorporated in this registration statement by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 13th day of April, 2011.

ZIPCAR, INC.

By:	/s/ Scott W. Griffith
Scott W. Griffith Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott W. Griffith Scott W. Griffith	Chairman and Chief Executive Officer (Principal executive officer)	April 13, 2011

/s/ Edward G. Goldfinger Edward G. Goldfinger	Chief Financial Officer (Principal financial and accounting officer)	April 13, 2011

* Stephen M. Case	Director	April 13, 2011

* Donn Davis	Director	April 13, 2011

* William W. Helman	Director	April 13, 2011

* Robert C. Kagle	Director	April 13, 2011

* John F. Kenny, Jr.	Director	April 13, 2011

* John J. Mahoney, Jr.	Director	April 13, 2011

* Jill C. Preotle	Director	April 13, 2011

* Margaret C. Whitman	Director	April 13, 2011

*By:	/s/ Edward G. Goldfinger
Edward G. Goldfinger Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

5	Opinion of Latham & Watkins LLP

23.1	Consent of Independent Registered Public Accounting Firm PricewaterhouseCoopers LLP

23.2	Consent of Independent Registered Public Accounting Firm Baker Tilly Virchow Krause, LLP

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5)

24.1	Powers of Attorney †

24.2	Powers of Attorney of Stephen M. Case and John J. Mahoney, Jr. ††

24.3	Power of Attorney of Margaret C. Whitman †††

†	Included on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-167220) filed with the Commission on June 1, 2010

††	Included as Exhibit 24.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-167220) filed with the Commission on December 17, 2010.

†††	Included as Exhibit 24.2 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-167220) filed with the Commission on March 4, 2011.